MEDIABAY, INC.
                        (formerly Audio Book Club, Inc.)

                   Supplement No. 1 dated December 22, 1999 to
                        Prospectus dated August 25, 1999


     This Supplement contains information relating to the table under the caption "Selling Shareholders" in our August 25, 1999 prospectus.

     Mr. Norton Herrick has sold the $9,000,000 principal amount Note to SPH Equities, Inc. The disclosure regarding Mr. Herrick in the Selling Shareholders table is revised accordingly. In addition, the following disclosure regarding SPH Equities, Inc. is added in this table:

                        Beneficial
                        Ownership of                              Shares          % of Shares
                        Shares of             Shares to be        Beneficially    Beneficially
Selling                 Common Stock          Sold in the         Owned After     Owned After
Shareholders            Prior to Offering     Offering            Offering        Offering
------------            -----------------     ------------        ------------    -------------
SPH Equities, Inc.      808,989               808,989                 0               0